EXHIBIT 4.12
                                                                  EXECUTION COPY



                             DATED 23 SEPTEMBER 2002




                         GRANITE FINANCE FUNDING LIMITED
                                   as Funding


                                NORTHERN ROCK PLC
                                 as Cash Manager


                               LLOYDS TSB BANK PLC
                                 as Account Bank


                                     - AND -


                              THE BANK OF NEW YORK
                               as Security Trustee





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                                 FUNDING (02-2)
                             BANK ACCOUNT AGREEMENT
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                         SIDLEY AUSTIN BROWN & Wood
                           1 Threadneedle Street
                              LONDON EC2R 8AW
                          TELEPHONE 020 7360 3600
                          FACSIMILE 020 7626 7937
                                 UK: 546745

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                                    CONTENTS

Clause                                                                Page No.

1.    Definitions and Interpretation.......................................1

2.    The Funding (Current Issuer) GIC Account.............................1

3.    Payments.............................................................2

4.    Mandate and Statements...............................................3

5.    Acknowledgement by the Account Bank..................................3

6.    Certification, Indemnity and Enforcement Notice......................5

7.    Change of Security Trustee or Account Bank...........................6

8.    Termination..........................................................6

9.    Further Assurance....................................................9

10.   Confidentiality......................................................9

11.   Costs................................................................9

12.   Notices.............................................................10

13.   Interest............................................................10

14.   Withholding.........................................................11

15.   Tax Status..........................................................11

16.   Entire Agreement....................................................11

17.   Variation and Waiver................................................12

18.   Assignment..........................................................12

19.   The Security Trustee................................................12

20.   New Intercompany Loan Agreements....................................12

21.   Exclusion of Third Party Rights.....................................12

22.   Counterparts........................................................13

23.   Governing Law and Jurisdiction; Process Agents; Appropriate Forum...13

SCHEDULE 1................................................................14
    Form of Mandate.......................................................14



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THIS AGREEMENT is made on 23 September 2002

BETWEEN:

(1) GRANITE FINANCE FUNDING LIMITED (registered number 79308), a private limited company incorporated under the laws of Jersey, but acting out of its office established in England (registered overseas company number FC022999 and branch number BR005916) at 4th Floor, 35 New Bridge Street, London EC4V 6BW as Funding;

(2) NORTHERN ROCK PLC (registered number 03273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL, in its capacity as Cash Manager to Funding pursuant to the Cash Management Agreement;

(3) THE BANK OF NEW YORK, whose principal office is at One Canada Square, London E14 5AL in its capacity as Security Trustee; and

(4) LLOYDS TSB BANK PLC, a company incorporated in England and Wales under registered number 2065, acting through its office at Treasury Division, 25 Monument Street, London EC2R 8BQ in its capacity as Account Bank under this Agreement.

IT IS HEREBY AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  The provisions of:

     (a) the Master Definitions Schedule as amended and restated by (and appearing in Appendix 1 to) the Master Definitions Schedule Third Amendment Deed made on 23 September 2002 between, among others, the Seller, Funding and the Mortgages Trustee, and

     (b) the Issuer Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy on 23 September 2002,

     (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Agreement. The Issuer Master Definitions Schedule specified above shall prevail to the extent that it conflicts with the Master Definitions Schedule.

2.   THE FUNDING (CURRENT ISSUER) GIC ACCOUNT

2.1 INSTRUCTIONS FROM THE CASH MANAGER: Subject to Clause 2.4 (No Negative Balance) and Clause 6.3 (Consequences of an Intercompany Loan Enforcement Notice), the Account Bank shall, as directed by the Cash Manager, be entitled to effect a payment by debiting the Funding (Current Issuer) GIC Account provided that such direction from the Cash Manager complies with the Funding (Current Issuer) GIC Account Mandate (the "Mandate").


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     The Account Bank shall be entitled to rely on any direction given in writing which, in its opinion (acting reasonably and in good faith), purports to be given by any Authorised Signatory referred to in the Mandate from time to time and in respect of which the person giving the direction quotes a code reference notified in writing by the Cash Manager from time to time to the Account Bank.

2.2 TIMING OF PAYMENT: Without prejudice to the provisions of Clause 3.2 (Confirmation of Payment Instructions), the Account Bank agrees that if directed pursuant to Clause 2.1 (Instructions from the Cash Manager) to make any payment, on any date other than a Payment Date (to which the provisions of Clause 3.1 (Instructions from the Cash Manager) shall apply) then, subject to Clauses 2.4 (No Negative Balance) and 6.3 (Consequences of an Intercompany Loan Enforcement Notice) below, it will do so prior to close of business on the London Business Day on which such direction is received and for value that day; provided that, if any direction is received later than 12:00 p.m. (London time) on any London Business Day, the Account Bank shall make such payment at the commencement of business on the following London Business Day for value that day.

2.3 ACCOUNT BANK CHARGES: The charges of the Account Bank for the operation of the Funding (Current Issuer) GIC Account shall be debited to the Funding Transaction Account only on the first day of each month (or, if such day is not a London Business Day, the next succeeding London Business Day) in accordance with the order of priority set out in the Funding Deed of Charge, and Funding by its execution hereof irrevocably agrees that this shall be done. The charges shall be payable at the same rates as are generally applicable to the business customers of the Account Bank provided that, subject to Clause 8.6 (Termination by Account Bank), if there are insufficient funds standing to the credit of the Funding Transaction Account to pay such charges the Account Bank shall not be relieved of its obligations in respect of the Funding (Current Issuer) GIC Account.

2.4 NO NEGATIVE BALANCE: Notwithstanding the provisions of Clause 2.1 (Instructions from the Cash Manager) and Clause 2.3 (Account Bank Charges), amounts shall only be withdrawn from the Funding (Current Issuer) GIC Account to the extent that such withdrawal does not cause the Funding (Current Issuer) GIC Account to have a negative balance.

3.   PAYMENTS

3.1  INSTRUCTIONS FROM THE CASH MANAGER:

     (a) The Cash Manager shall, no later than 11.00 a.m. (London time) on the second London Business Day prior to the Payment Date upon which any payment is due to be made from the Funding (Current Issuer) GIC Account, submit to the Account Bank irrevocable instructions in compliance with the Mandate as to the payments to be made out of such account on such date.

     (b) The Account Bank shall comply with such instructions and shall effect the payments specified therein not later than the time specified for payment thereof (provided that the Account Bank shall not have any liability to any person if it fails to effect timely payment by reason of strike, computer failure, power cut or other matters beyond its

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          control) on the relevant date if the instructions comply with the
          Mandate.

3.2 CONFIRMATION OF PAYMENT INSTRUCTIONS: The Account Bank agrees that it will, not later than 12:00 p.m. (London time) on the second London Business Day prior to the date upon which any payment is due to be made from the Funding (Current Issuer) GIC Account, confirm to the Cash Manager (provided that such is the case) that it has received irrevocable instructions to effect payment and specifying the amount of the payment to be made and that, subject to receipt of funds, it will effect such payment.

4.   MANDATE AND STATEMENTS

4.1 SIGNING AND DELIVERY OF THE MANDATE: Funding hereby confirms that it has delivered to the Account Bank, prior to the Closing Date, the Mandate in the form set out in Schedule 1 hereto duly executed and relating to the Funding (Current Issuer) GIC Account and the Account Bank hereby confirms to the Security Trustee that the Mandate has been provided to it, that the Funding (Current Issuer) GIC Account is open and that the Mandate is operative.

4.2 AMENDMENT OR REVOCATION: The Account Bank agrees that it shall notify the Security Trustee as soon as is reasonably practicable, if it receives any amendment or revocation of the Mandate relating to the Funding (Current Issuer) GIC Account (other than a change of Authorised Signatory) and shall require the consent of the Security Trustee to any such amendment or revocation (other than a change of Authorised Signatory) provided, however, that unless the Mandate is revoked, the Account Bank may continue to comply with the amended Mandate unless it receives notice in writing from the Security Trustee to the effect that an Intercompany Loan Enforcement Notice has been served or that the appointment of Northern Rock plc as Cash Manager under the Cash Management Agreement has been terminated.

4.3 STATEMENTS: The Account Bank shall submit monthly written statements to the Cash Manager, Funding and, upon request, the Security Trustee setting out the amounts standing to the credit of the Funding (Current Issuer) GIC Account at the close of business on the London Business Day immediately preceding the statement date within three London Business Days of the statement date.

5.   ACKNOWLEDGEMENT BY THE ACCOUNT BANK

5.1  RESTRICTION ON RIGHTS: Notwithstanding anything to the contrary in the
     Mandate:

     (a) the Account Bank hereby waives any right it has or may hereafter acquire to combine, consolidate or merge the Funding (Current Issuer) GIC Account with any other account of the Cash Manager, Funding, the Security Trustee or any other person or with any liabilities of the Cash Manager, Funding, the Security Trustee or any other person;

     (b) the Account Bank hereby agrees that it may not exercise any lien or, to the extent permitted by law, any set-off or transfer any sum standing to the credit of or to be credited to the Funding (Current Issuer) GIC Account in or towards satisfaction of

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          any liabilities to it of the Cash Manager, Funding, the Security
          Trustee or any other person;

     (c) each of the parties hereto hereby agrees that it shall not institute against Funding any winding-up, administration, insolvency or similar proceedings in any jurisdiction for so long as any sum is outstanding under any Intercompany Loan Agreement of any Issuer or for two years plus one day since the last day on which any such sum was outstanding provided that the Security Trustee may prove or lodge a claim in the event of a liquidation initiated by any other person;

     (d) each of the parties hereto hereby agrees that only the Security Trustee may enforce the security created in favour of the Security Trustee under the Funding Deed of Charge in accordance with the provisions thereof;

     (e) each of the parties hereto hereby agrees that notwithstanding any other provision of this Agreement or any other Current Issuer Transaction Document, no sum due or owing to any party to this Agreement from or by Funding under this Agreement shall be payable by Funding except to the extent that Funding has sufficient funds available or (following enforcement of the Funding Security) the Security Trustee has realised sufficient funds from the Funding Security to pay such sum subject to and in accordance with the relevant Funding Priority of Payments and provided that all liabilities of Funding required to be paid in priority thereto or pari passu therewith pursuant to such Funding Priority of Payments have been paid, discharged and/or otherwise provided for in full; and

     (f) each of the parties hereto hereby agrees that it shall not take any steps for the purpose of recovering any amount payable by Funding or enforcing any rights arising out of this Agreement against Funding otherwise than in accordance with the Funding Deed of Charge;

     (g) the Account Bank hereby agrees that it will notify the Cash Manager, Funding and the Security Trustee if compliance with any instruction would cause the Funding (Current Issuer) GIC Account to have a negative balance, such notification to be given on the same London Business Day it determines that compliance with such instruction would cause the Funding (Current Issuer) GIC Account to have a negative balance; and

     (h) the Account Bank hereby acknowledges that Funding has, pursuant to the Funding Deed of Charge, inter alia, assigned by way of security all its rights, title, interest and benefit, present and future, in and to, all sums from time to time standing to the credit of the Funding (Current Issuer) GIC Account and all of its rights under this Agreement to the Security Trustee.

     The provisions of Clause 6 of the Funding Deed of Charge shall prevail in the event that and to the extent that they conflict with the provisions of this Clause 5.1.

5.2 NOTICE OF ASSIGNMENT AND ACKNOWLEDGEMENT: By its execution of the Funding Deed of

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     Charge, the Account Bank acknowledges and consents to the assignments, charges and Security Interests (including the Jersey Security Interests) made or granted by Funding under Clause 3 (Funding Security) of such Funding Deed of Charge.

5.3 MONTHLY STATEMENT: Unless and until directed otherwise by the Security Trustee, the Account Bank shall provide each of the Cash Manager, Funding and the Security Trustee with a statement in respect of the Funding (Current Issuer) GIC Account automatically on a monthly basis (in accordance with Clause 4.3 (Statements)) and also as soon as reasonably practicable after receipt of a request for a statement (other than with respect to the Security Trustee, to which such statements will be provided upon request). The Account Bank is hereby authorised by Funding to provide statements in respect of the Funding (Current Issuer) GIC Account to the Cash Manager and the Security Trustee.

6.   CERTIFICATION, INDEMNITY AND ENFORCEMENT NOTICE

6.1 ACCOUNT BANK TO COMPLY WITH CASH MANAGER'S INSTRUCTIONS: Unless otherwise directed pursuant to Clause 6.3 (Consequences of an Intercompany Loan Enforcement Notice), in making any transfer or payment from the Funding (Current Issuer) GIC Account in accordance with this Agreement, the Account Bank shall be entitled to act as directed by the Cash Manager pursuant to Clauses 2.1 (Instructions from the Cash Manager), 2.2 (Timing of Payment) and 3 (Payments) and to rely as to the amount of any such transfer or payment on the Cash Manager's instructions in accordance with the Mandate, and the Account Bank shall have no liability to the Cash Manager, Funding, or the Security Trustee except in the case of its wilful default or negligence.

6.2 FUNDING'S INDEMNITY: Subject to the priority of payments in the Funding Deed of Charge, Funding shall indemnify the Account Bank, against any loss, cost, damage, charge or expense incurred by the Account Bank in complying with any instruction delivered pursuant to and in accordance with this Agreement, save that this indemnity shall not extend to:

     (a) the charges of the Account Bank (if any) for the operation of the Funding (Current Issuer) GIC Account other than as provided in this Agreement; and

     (b) any loss, cost, damage, charge or expense arising from any breach by the Account Bank of its obligations under this Agreement.

6.3 CONSEQUENCES OF AN INTERCOMPANY LOAN ENFORCEMENT NOTICE: The Account Bank acknowledges that, if it receives notice in writing from the Security Trustee to the effect that (a) the Security Trustee has served an Intercompany Loan Enforcement Notice or (b) that the appointment of Northern Rock plc as Cash Manager under the Cash Management Agreement has been terminated (but without prejudice to Clause 6.1 (Account Bank to Comply with Cash Manager's Instructions) above) all right, authority and power of Funding and the Cash Manager in respect of the Funding (Current Issuer) GIC Account shall be terminated and be of no further effect and the Account Bank agrees that it shall, upon receipt of such notice from the Security Trustee, comply with the directions of the Security Trustee or any successor cash manager appointed by the Security Trustee (subject to such successor cash manager having entered into an agreement with the Account Bank on substantially the same terms as

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     this Agreement) in relation to the operation of the Funding (Current
     Issuer) GIC Account.

7.   CHANGE OF SECURITY TRUSTEE OR ACCOUNT BANK

7.1 CHANGE OF SECURITY TRUSTEE: In the event that there is any change in the identity of the Security Trustee or an additional Security Trustee is appointed in accordance with the Funding Deed of Charge, the existing Security Trustee or the retiring Security Trustee, the Cash Manager, Funding and the Account Bank shall execute such documents and take such actions of the new Security Trustee and the retiring Security Trustee or, as the case may be, the existing Security Trustee shall agree are reasonably necessary for the purpose of vesting in such new Security Trustee the rights, benefits and obligations of the Security Trustee under this Agreement and releasing the retiring Security Trustee from its future obligations hereunder. It is acknowledged that a trust corporation may be appointed as sole trustee and in the event that there are one or more Security Trustees, at least one of such Security Trustees shall be a trust corporation.

7.2 CHANGE OF ACCOUNT BANK: If there is any change in the identity of the Account Bank, the Cash Manager, Funding and the Security Trustee shall execute such documents and take such actions as the new Account Bank and the outgoing Account Bank and the Security Trustee may require for the purpose of vesting in the new Account Bank the rights and obligations of the outgoing Account Bank and releasing the outgoing Account Bank from its future obligations under this Agreement.

8.   TERMINATION

8.1  TERMINATION EVENTS: THE CASH MANAGER OR FUNDING:

          (i) may (with the prior written consent of the Security Trustee) terminate this Agreement in the event that the matters specified in paragraphs (a) or (f) below occur; and

          (ii) shall (with the prior written consent of the Security Trustee) terminate this Agreement in the event that any of the matters specified in paragraphs (b) to (e) (inclusive) below occur,

     in each case by serving a written notice of termination on the Account Bank in any of the following circumstances:

     (a) if a deduction or withholding for or on account of any Tax is imposed, or it appears likely that such a deduction or withholding will be imposed, in respect of the interest payable on the Funding (Current Issuer) GIC Account; or

     (b) if the short-term, unguaranteed and unsubordinated debt obligations of the Account Bank falls below a rating of A-1+ by S&P, P-1 by Moody's or F1+ by Fitch, respectively; or

     (c)  if the Account Bank, other than for the purposes of such amalgamation

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          or reconstruction as is referred to in paragraph (d) below, ceases or, through an authorised action of the board of directors of the Account Bank, threatens to cease to carry on all or substantially all of its business or the Account Bank is deemed unable to pay its debts as and when they fall due within the meaning of Section 123(1) and 123(2) of the Insolvency Act 1986 (as that Section may be amended) or ceases to be an authorised institution under the Financial Services and Markets Act 2000; or

     (d) if an order is made or an effective resolution is passed for the winding-up of the Account Bank except a winding-up for the purposes of or pursuant to an amalgamation or reconstruction the terms of which have previously been approved by the Security Trustee in writing (such approval not to be unreasonably withheld or delayed); or

     (e) if proceedings are initiated against the Account Bank under any applicable liquidation, insolvency, bankruptcy, composition, reorganisation (other than a reorganisation where the Account Bank is solvent) or other similar laws (including, but not limited to, presentation of a petition for an administration order) and (except in the case of presentation of petition for an administration order) such proceedings are not, in the reasonable opinion of the Security Trustee as applicable, being disputed in good faith with a reasonable prospect of success or an administration order is granted or an administrative receiver or other receiver, liquidator, trustee in sequestration or other similar official is appointed in relation to the Account Bank or in relation to the whole or any substantial part of the undertaking or assets of the Account Bank, or an encumbrancer takes possession of the whole or any substantial part of the undertaking or assets of the Account Bank, or a distress, execution or diligence or other process is levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of the Account Bank and such possession or process (as the case may be) is not discharged or otherwise ceases to apply within 30 days of its commencement, or the Account Bank initiates or consents to judicial proceedings relating to itself under applicable liquidation, insolvency, bankruptcy, composition, reorganisation or other similar laws or makes a conveyance or assignment or assignation for the benefit of its creditors generally; or

     (f) if the Account Bank fails to perform any of its obligations under this Agreement and such failure remains unremedied for three London Business Days after the Cash Manager, Funding or the Security Trustee has given notice of such failure.

8.2 TERMINATION OPTION: Funding may, upon a breach by the Account Bank of its obligations under this Agreement, the Funding (Current Issuer) Guaranteed Investment Contract or the Funding Deed of Charge, by giving one month's prior written notice to the Account Bank (with a copy to the Security Trustee), terminate the appointment of the Account Bank, provided that:

     (a) such termination shall not be effective until a replacement financial institution or institutions (with a short-term, unguaranteed and unsubordinated debt obligation rating of at least A-1+ (in the case of S&P), P-1 (in the case of Moody's) and F1+ (in


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          the case of Fitch)) shall have entered into an agreement in form and substance similar to this Agreement and into an agreement in form and substance similar to the Funding (Current Issuer) Guaranteed Investment Contract; and

     (b) such termination would not adversely affect the then current ratings of the Current Issuer Notes.

     The Cash Manager and Funding shall use reasonable endeavours to agree such terms with such a replacement financial institution or institutions within 30 days of the date of the notice. In the event of such termination the Account Bank shall assist the other parties hereto to effect an orderly transition of the banking arrangements documented hereby Funding shall reimburse the Account Bank for its reasonable costs and any amounts in respect of Irrecoverable VAT thereon (including reasonable costs and expenses) incurred during the period of, and until completion of, such transition.

8.3 NOTIFICATION OF TERMINATION EVENT: Each of Funding, the Cash Manager and the Account Bank undertakes and agrees to notify the Security Trustee of any event which would or could entitle the Security Trustee to serve a notice of termination pursuant to Clause 8.4 (Termination by the Security Trustee) promptly upon becoming aware thereof.

8.4 TERMINATION BY SECURITY TRUSTEE: In addition, prior to the service of an Intercompany Loan Enforcement Notice, the Security Trustee may terminate this Agreement and close the Funding (Current Issuer) GIC Account by serving a notice of termination if any of the events specified in Clause 8.1(a) to (f) (inclusive) (Termination Events) of this Agreement occurs in relation to the Account Bank. Following the service of an Intercompany Loan Enforcement Notice, the Security Trustee may serve a notice of termination at any time.

8.5 AUTOMATIC TERMINATION: This Agreement shall automatically terminate (if not terminated earlier pursuant to this Clause 8) on the date falling 90 days after the termination of the Funding Deed of Charge.

8.6 TERMINATION BY ACCOUNT BANK: The Account Bank may terminate this Agreement and cease to operate the Funding (Current Issuer) GIC Account at any time:

     (a) on giving not less than six months prior written notice thereof ending on any London Business Day which does not fall on either a Payment Date or less than 10 London Business Days before a Payment Date to each of the other parties hereto without assigning any reason therefor; and

     (b) on giving not less than three months' prior written notice thereof ending on any London Business Day which does not fall on either a Payment Date or less than 10 London Business Days before a Payment Date to each of the other parties hereto, if the Account Bank shall have demanded payment of its due charges or any interest and the same shall have remained unpaid for a period of two months, provided that if the relevant amounts have been paid on or before the date six weeks after the date of delivery of such notice then the notice shall have no effect,


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          provided that such termination shall not take effect:

               (i) until a replacement financial institution or institutions (with a short-term, unguaranteed and unsubordinated debt obligation rating of at least A-1+ (in the case of S&P), P-1 (in the case of Moody's) and F1+ (in the case of Fitch)) shall have entered into an agreement in form and substance similar to this Agreement; and

               (ii) if the then current ratings of the Current Issuer Notes would be adversely affected thereby.

     In the event of such termination and cessation, the Account Bank shall assist the other parties hereto to effect an orderly transition of the banking arrangements documented hereby.

9.   FURTHER ASSURANCE

     The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or reasonably desirable to give full effect to the arrangements contemplated by this Agreement.

10.  CONFIDENTIALITY

     None of the parties hereto shall during the term of this Agreement or after its termination disclose to any person whatsoever (except as provided herein or in any of the Transaction Documents to which it is a party or with the authority of the other parties hereto or so far as may be necessary for the proper performance of its obligations hereunder or unless required by any applicable law or any applicable stock exchange requirement or any governmental or regulatory authority or ordered to do so by a court of competent jurisdiction or by the Inland Revenue or the Commissioners of Customs and Excise or the Bank of England or the Financial Services Authority) any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may in the course of its duties hereunder have become possessed and each of the parties hereto shall use all reasonable endeavours to prevent any such disclosure.

11.  COSTS

     Funding agrees to pay, in accordance with the Funding Priority of Payments, the reasonable costs and any amounts in respect of Irrecoverable VAT thereon (including reasonable legal costs and expenses) of the Account Bank in connection with the negotiation of this Agreement and the establishment of the Funding (Current Issuer) GIC Account and the negotiation and execution of any further documents and the taking of any further action to be executed or taken pursuant to Clauses 7 (Change of Security Trustee or Account Bank), 8 (Termination) (other than Clauses 8.1(b), 8.1(c), 8.1(d), 8.1(e) and 8.1(f) (Termination Events), 8.5 (Automatic Termination) and 8.6 (Termination by Account Bank) and 9 (Further Assurance), except any costs incurred by the Account Bank directly arising from the termination by it pursuant to Clause 8.6(a) (Termination by Account Bank) of the banking arrangements granted under this Agreement.

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12.  NOTICES

12.1 Any notices or other communication or document to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours (London time) on a London Business Day or on the next London Business Day if delivered thereafter or on a day which is not a London Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

          (a) in the case of the Cash Manager to Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number 0191 213 2203) for the attention of the Group Secretary;

          (b) in the case of Funding, to Granite Finance Funding Limited, 35 New Bridge Street, 4th Floor, Blackfriars, London EC4V 6BW (facsimile number 0207 332 6199) for the attention of the Company Secretary;

          (c) in the case of the Security Trustee, to The Bank of New York, whose principal office is at One Canada Square, London E14 5AL (facsimile number 0207 964 6061 / 0207 964 6399) for the attention of Global Structured Finance (Corporate Trust); and

          (d) in the case of the Account Bank, to Lloyds TSB Bank plc, 25 Monument Street, London EC3R 8BQ (facsimile number 0207 623 2338) for the attention of Treasury Division (Graham Spary);

     or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 12.1.

12.2 Notwithstanding the provisions of Clause 12.1 (Notices), irrevocable instructions to the Current Issuer Account Bank to effect payment on any date will not be deemed to have been delivered unless and until actual receipt of such instructions in legible form by the Current Issuer Account Bank.

12.3 The Current Issuer Account Bank covenants and undertakes that, upon receipt of any such instructions in an illegible form, it will immediately notify the party from whom such instructions were received.

13.  INTEREST

     Interest shall be paid on the Funding (Current Issuer) GIC Account in accordance with the terms of the Funding (Current Issuer) Guaranteed Investment Contract.

14.  WITHHOLDING

     All payments by the Account Bank under this Agreement shall be made in full without any deduction or withholding (whether in respect of set-off, counterclaim, duties, Taxes, charges or otherwise whatsoever) unless the deduction or withholding is required by law, in which event the Account Bank shall:

     (a) ensure that the deduction or withholding does not exceed the minimum amount legally required;

     (b) pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding;

     (c) furnish to Funding or the Security Trustee within the period for payment permitted by the relevant law, either:

          (i) an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld; or

          (ii) if such receipts are not issued by the taxation authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding; and

          (d) account to Funding in full by credit to the Funding (Current Issuer) GIC Account of an amount equal to the amount of any rebate, repayment or reimbursement of any deduction or withholding which the Account Bank has made pursuant to this Clause 14 and which is subsequently received by the Account Bank.

15.  TAX STATUS

15.1 The Account Bank is a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988, is entering into this Agreement in the ordinary course of its business, will pay interest pursuant hereto in the ordinary course of such business, will bring into account payments (other than deposits) made under this Agreement in computing its income for United Kingdom Tax purposes and will not cease to be or to do so otherwise than as a result of the introduction of, change in, or change in the interpretation, administration or application of, any law or regulation or any practice or concession of the United Kingdom Inland Revenue occurring after the date of this Agreement.

15.2 The Account Bank will procure that any of its successors or assigns will provide the same representation as to its Tax status as is provided by the Account Bank in Clause 15.1 above.

16.  ENTIRE AGREEMENT

     This Agreement and the schedules together constitute the entire agreement and understanding between the parties in relation to the subject matter hereof and cancel and replace any other agreement or understanding in relation thereto.

17.  VARIATION AND WAIVER

     No variation, waiver or novation of this Agreement or any provision(s) of this Agreement shall be effective unless it is in writing and executed by (or by some person duly authorised by) each of the parties. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

18.  ASSIGNMENT

     Subject as provided in or contemplated by Clauses 5.1(f) (Restriction on Rights) and 7.2 (Change of Account Bank) :

     (a) the Account Bank may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Funding and the Security Trustee;

     (b) other than its assignments made under the Funding Deed of Charge, Funding may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Account Bank and the Security Trustee; and

     (c) the Account Bank may not act through any other branch other than the branch specified on page 1 of this Agreement without the prior written consent of Funding and the Security Trustee (such consent not to be unreasonably withheld).

19.  THE SECURITY TRUSTEE

     The Security Trustee has agreed to become a party to this Agreement for the better preservation and enforcement of its rights under this Agreement but shall have no responsibility for any of the obligations of, nor assume any liabilities to, the Cash Manager, the Account Bank or Funding hereunder. Furthermore, any liberty or power which may be exercised or any determination which may be made hereunder by the Security Trustee may be exercised or made in the Security Trustee's absolute discretion without any obligation to give reasons therefor, but in any event must be exercised or made in accordance with the provisions of the Funding Deed of Charge.

20.  NEW INTERCOMPANY LOAN AGREEMENTS

     If Funding enters into any New Intercompany Loan Agreements after the date hereof, then the parties hereto shall execute such documents and take such action as may be necessary or required by the Rating Agencies for the purpose of including any New Issuer, any New Start-Up Loan Provider or any other person who has executed an Accession Undertaking in the Funding Transaction Documents.

21.  EXCLUSION OF THIRD PARTY RIGHTS

     A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from the Act.

22.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which (when executed) shall be an original. Such counterparts, when taken together, shall constitute one and the same document.

23.  GOVERNING LAW AND JURISDICTION; PROCESS AGENTS; APPROPRIATE FORUM

23.1 GOVERNING LAW: THIS AGREEMENT IS GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, ENGLISH LAW.

23.2 JURISDICTION: Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

23.3 PROCESS AGENTS: Funding irrevocably and unconditionally appoints Mourant & Co. Capital (SPV) Limited at 4th Floor, 35 New Bridge Street, Blackfriars, London EC4V 6BW or otherwise at its registered office for the time being as its agent for service of process in England in respect of any proceedings in respect of this Agreement and undertakes that in the event of Mourant & Co. Capital (SPV) Limited ceasing so to act it will appoint another person with a registered office in London as its agent for service of process.

23.4 APPROPRIATE FORUM: Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.



IN WITNESS whereof the parties hereto have executed this Agreement the day and year first before written.

                                   SCHEDULE 1

                                 Form of Mandate

             BANK MANDATE - FUNDING (GRANITE 02-2) GIC ACCOUNT

Resolution of the Board of Directors of GRANITE FINANCE FUNDING LIMITED (the "COMPANY").

At a meeting of the Board of Directors of the Company held at 35 New Bridge Street, London EC4V 6BW on or about [o] September 2002:

IT WAS RESOLVED THAT:

1. The account number 0001933 , Sort Code 30/15/57 , reference `Granite022GI', in the name of the Company held with Lloyds TSB Bank plc (the "BANK") at its Treasury Division (the "FUNDING (CURRENT ISSUER) GIC ACCOUNT") will be used as an account for the benefit of the Company.

2. The mandate given to the Bank by virtue of this document (the "MANDATE") is given on the basis that the Bank complies with the procedure set out in, and the terms of, this document.

3. Prior to receipt of a notice in writing from the security trustee to the contrary, in relation to the Funding (Current Issuer) GIC Account, the Bank is hereby authorised to honour and comply with all cheques, drafts, bills, payments by way of the Clearing House Automated Payment System, promissory notes, acceptances, negotiable instruments and orders expressed to be drawn, accepted, made or given and all directions or instructions given in writing or by way of electronic impulses in respect of the Funding (Current Issuer) GIC Account to the extent that compliance with the same should not result in a debit balance; provided that (and subject to paragraph 7) any such cheques, drafts, bills, promissory notes, acceptances, negotiable instruments, directions, orders or instructions, and/or endorsements are signed by any two people from Schedule 1. The Bank is hereby authorised to act on any information given by two Directors or by one Director and the Secretary of the Company regarding any changes to Schedule 1. For these purposes, a "BUSINESS DAY" is a day (other than a Saturday or Sunday) on which banks are generally open for business in London.

4.   This Mandate is given on the basis that the Bank:

     (a) acknowledges that, pursuant to a Funding Deed of Charge entered into between, inter alios, the Company and The Bank of New York (the "SECURITY TRUSTEE") on 26 March 2001 (the "FUNDING DEED OF CHARGE"), the Company has charged its interest in the Funding (Current Issuer) GIC Account to the Security Trustee by way of security;

     (b) prior to receipt of an Intercompany Loan Enforcement Notice (as defined in the Funding Deed of Charge) from the Security Trustee, agrees to comply with the directions of the Company (or, pursuant to paragraph 8, of Northern Rock plc (the "CASH MANAGER") as its agent) in respect of the operation of the Funding (Current Issuer) GIC Account and the Bank shall be entitled to rely on any such direction purporting to have been given by or on behalf of the Company (or the Cash Manager) without enquiry; and

     (c) upon receipt of an Intercompany Loan Enforcement Notice from the Security Trustee:

          (i) agrees to comply with the directions of the Security Trustee expressed to be given by the Security Trustee pursuant to the Funding Deed of Charge in respect of the operation of the Funding (Current Issuer) GIC Account and the Bank shall be entitled to rely on any such direction purporting to have been given on behalf of the Security Trustee without enquiry; and

          (ii) agrees that all right, authority and power of the Company in respect of the operation of the Funding (Current Issuer) GIC Account shall be deemed terminated and of no further effect and the Bank agrees that it shall, upon receipt of the Intercompany Loan Enforcement Notice from the Security Trustee comply with the directions of the Security Trustee or any receiver appointed under the Funding Deed of Charge in relation to the operation of the Funding (Current Issuer) GIC Account unless otherwise required by operation of law or by the order or direction of a competent Court or Tribunal.

5. Unless and until the Bank receives notice in writing from or purporting to be from the Security Trustee to the contrary, the Bank is authorised to continue to operate the Funding (Current Issuer) GIC Account without regard to the security interests pursuant to the Funding Deed of Charge.

6. At any time prior to the release by the Security Trustee of the Funding Deed of Charge, the Mandate given to the Bank by virtue of these resolutions shall remain in force, unless and until the Bank has received a notice of amendment hereto from the Security Trustee.

7. These resolutions shall be communicated to the Bank and remain in force until an amendment resolution shall be passed by the Board of Directors and a copy thereof and of such consent, certified by any two of the Directors and/or the Secretary, shall be received by the Bank.

8. The Company authorises the Cash Manager to instruct the Bank in relation to the Funding (Current Issuer) GIC Account and authorises the Bank to act on those instructions in the manner set forth in the Funding (Current Issuer) Bank Account Agreement.



                          -----------------------
                              Authorised Signatory

       SCHEDULE 1 TO THE BANK MANDATE - FUNDING (GRANITE 02-2) GIC ACCOUNT

The following sets out the signatories for the Funding (Current Issuer) GIC Account, in accordance with Clause 3 of the Bank Mandate - Funding (Granite 02-2) GIC Account.

Northern Rock plc personnel authorised to sign any cheques, drafts, bills, promissory notes, acceptances, negotiable instruments, directions, orders or instructions, and/or endorsements in respect of accounts in the name of Granite Finance Funding Limited held at Lloyds TSB Bank plc:

NAME                       TITLE               SPECIMEN SIGNATURE
----                       -----               ------------------
                           Treasury Systems
A R Cunningham             Development Manager
                                               ------------------------------
                           Treasury
A Dutton                   Administrator
                                               ------------------------------
                           Deputy Treasury
C J Flinn                  Director
                                               ------------------------------
                           Senior Manager -
                           Treasury
D Paylor Wright            Settlements
                                               ------------------------------
                           Head of Treasury
T D Pickering              Risk
                                               ------------------------------
                           Senior Manager -
D Wheeler                  Treasury Accounting
                                               ------------------------------
                           Assistant Director
D Johnson                  (Securitisation)
                                               ------------------------------
K M Currie                 Treasury Director
                                               ------------------------------

                                 EXECUTION PAGE

EXECUTED for and on behalf of                 )
GRANITE FINANCE FUNDING LIMITED               )
by:                                           )
                                              )
                                              )


Name: NIGEL BRADLEY
Title: DIRECTOR


EXECUTED for and on behalf of                 )
NORTHERN ROCK PLC                             )
by:                                           )
                                              )
                                              )


Name:
Title:


EXECUTED for and on behalf of                 )
THE BANK OF NEW YORK                          )
by:                                           )
                                              )
                                              )


Name: KATE RUSSELL
Title: ASSISTANT VICE PRESIDENT


EXECUTED for and on behalf of                 )
LLOYDS TSB BANK PLC                           )
by:                                           )
                                              )
                                              )


Name: JOHN ROBERTS
Title: DIRECTOR, UK FINANCIAL INSTITUTIONS